Exhibit 10.1

PURCHASE AND SALE AGREEMENT

by and between

THE DALLAS MORNING NEWS, INC.,

as Seller,

and

CHARTER DMN HOLDINGS, LP,

as Purchaser

TABLE OF CONTENTS

ITI

1.	DESCRIPTION OF PROPERTY; AGREEMENT TO BUY AND SELL	2
2.	TITLE COMPANY	2
3.	PURCHASE PRICE/SELLER FINANCING/DEFERRED DEVELOPMENT PREMIUM	2
4.	CRITICAL DATES	3
5.	NO INSPECTION PERIOD; SELLER’S DELIVERY OF DUE DILIGENCE ITEMS	3
6.	AS IS SALE	5
7.	ASSUMPTION OF CONTRACTS	7
8.	ZONING	7
9.	CLOSING AND CLOSING DATE	7
10.	EXPENSES AND PRORATIONS AT THE CLOSING	8
11.	TITLE; SURVEY; EXISTING USE RESTRICTIONS; COVENANTS OF SELLER	9
12.	REPRESENTATIONS AND WARRANTIES OF SELLER	9
13.	WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER	11
14.	DEFAULTS	11
15.	CASUALTY	11
16.	BROKERS	12
17.	NOTICES	12
18.	GENERAL PROVISIONS	13
19.	DAY FOR PERFORMANCE	13
20.	SURVIVAL OF PROVISIONS	13
21.	SEVERABILITY	13
22.	EFFECTIVE DATE	14
23.	NO PUBLIC DISCLOSURE	14
24.	ATTORNEY’S FEES	14
25.	MERGER/PRIOR AGREEMENTS	14
26.	HEADINGS/CAPTIONS	14
27.	THIRD-PARTY BENEFICIARIES	14
28.	WAIVER OF JURY TRIAL	14
29.	ASSIGNMENT	15

EXHIBIT ADESCRIPTION OF LAND

EXHIBIT BFORMS OF NOTE AND DEED OF TRUST

EXHIBIT CSPECIAL WARRANTY DEED WITH VENDOR’S LIEN

EXHIBIT DBILL OF SALE AND ASSIGNMENT AND ASSUMPTION OF CONTRACTS

EXHIBIT EFORMS OF ESTOPPEL CERTIFICATES

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of May 17, 2019 (the "Effective Date") by and between THE DALLAS MORNING NEWS,  INC. a Delaware corporation ("Seller"), and CHARTER DMN HOLDINGS, LP, a Texas limited partnership ("Purchaser").

A.Seller desires to sell and Purchaser desires to acquire the property described in this Agreement on the terms and conditions in this Agreement.

B.In consideration of the mutual covenants and agreements in this Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are expressly acknowledged, Seller and Purchaser agree as follows:

1. Description of Property; Agreement to Buy and Sell.  Subject to the terms and conditions in this Agreement, Purchaser agrees to buy and Seller agrees to sell (a) the real property containing approximately 8.033 gross acres (or approximately 7.21 net acres, net of the Ground Lease (defined herein)), located at 508 Young Street in the City of Dallas, Dallas County, Texas, as described on Exhibit A (the "Land"), together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining to the Land, and all right, title and interest of Seller in and to any land lying in the bed of any road in front of or adjoining the Land, together with any strips or gores relating to the Land (the “Improvements”), and all of Seller’s right title and interest in and to all furniture, personal property, machinery, apparatus, and equipment owned by Seller located on the  Land and Improvements (the “Personal Property”, and together with the Land and Improvements, collectively, the "Property"), (b) all of Seller’s right, title, and interest in and to that certain Ground Lease Agreement with Option to Purchase dated as of October 1, 2008 executed by Seller as lessor and Belo Corp. and Texas Cable News, Inc., collectively as lessee (the “Ground Lease”); (c) all of Seller’s right, title, and interest in at to that certain Building and Rooftop License Agreement dated February 24, 2015 executed by Seller and Dallas MTA, L.P. d/b/a Verizon Wireless (the “Cell Tower Lease”); (d) all of Seller’s right, title, and interest in and to that certain Reciprocal Easement and Operating Agreement dated as of October 1, 2008 by and between Seller, Belo Corp., Texas Cable News, Inc., and WFAA-TV, Inc. (the “Easement and Operating Agreement”) and (e) all of Seller’s right, title, and interest in and to that certain Storage Space Lease dated as of October 1, 2008 between Seller and WFAA-TV, Inc. (the “Storage Space Lease”).

2. Title Company.  The title company for the closing shall be Benchmark Title, LLC,  2007 Randall Street, Dallas, Texas 75201; (214) 485-8650; Attention:  Scott Sherer (the "Title Company").  This transaction will be a simultaneous sign and close and accordingly there will be no earnest money.  In the event that Benchmark Title, LLC imposes additional exceptions, or additional or separate non-customary requirements other than those provided in the title commitment prepared by Republic Title of Texas, Inc. as delivered to Purchaser in the data room, and Benchmark Title, LLC is unwilling to compromise or waive such matter or matters to Seller’s reasonable satisfaction, Benchmark Title, LLC shall be replaced as the Title Company with Republic Title of Texas, Inc.

3. Purchase Price/Seller Financing/Deferred Development Premium.  The "Purchase Price" of the Property is TWENTY-EIGHT MILLION and No/100 Dollars ($28,000,000.00) and is subject to adjustments and prorations as provided in this Agreement.  Purchaser will finance a portion of the Purchase Price with Seller financing (the “Seller Financing”) by delivering to Seller at Closing a promissory note (the “Note”) in the amount of $22,400,000.00. The principal amount of the Note may increase after Closing in the amount of a development premium as more fully set forth therein. The Note shall bear interest at 3.5% per annum through June 30, 2020 and 4.5% per annum thereafter, with interest only payments due quarterly, the first payment to be made on July 1, 2019 and subsequent quarterly payments to be due on the 1st of each October, January, April, and July thereafter prior to maturity.  The entire unpaid principal balance of the Note together with all accrued and unpaid interest thereon shall be finally due and payable on June 30, 2021.  Purchaser shall have the right to prepay the Note in whole or in part at any time or from time to time without notice, premium, or penalty.  The Note shall be secured by a first lien deed of trust (the “Deed of Trust”) covering the Property.  The forms of the Note and Deed of Trust are attached hereto as Exhibit B.  At Closing, the cash portion of the Purchase Price will be paid to Seller by wire transfer of immediately available funds to an account designated by Seller.  Other than with respect to the Seller Financing, Purchaser expressly agrees and acknowledges that Purchaser’s obligations hereunder are not in any way conditional upon or qualified by Purchaser’s ability to obtain any other financing of any type or nature whatsoever (i.e., whether by way of debt, financing or equity investment or otherwise).   If Purchaser or any individual or entity directly or indirectly controlling, controlled by, or under common control with Purchaser shall execute a single lease of 200,000 or more square feet for commercial office space on any portion of the Property on or before May 17, 2020, Purchaser shall be obligated to pay a development premium of $1,000,000 (the “Development Premium”) on the date of execution of such lease (the “Due Date”) and the then outstanding principal amount of the Note (if the Note has not been previously paid in full) will automatically increase by the amount of such premium on such date to evidence Seller’s deferral of immediate payment of the development premium and the rolling of such amount into the Note.  If the Note has been paid in full prior to the Development Premium becoming due, the Development Premium shall become an unsecured contractual obligation of Purchaser immediately payable on the Due Date.  The requirement for payment of the Development Premium will survive Closing for the period of the applicable statute of limitations and will not be limited by the shorter survival period provided in Paragraph 20 of this Agreement.

4. Critical Dates. Seller and Purchaser agree as follows:

(a)There will be no feasibility or inspection period.

(b)The Closing (defined in Section 9) will be May 17, 2019.

The dates in this Section are subject to extension only as expressly set forth in this Agreement.

5. Seller's Delivery of Due Diligence Items.  Seller has delivered to Purchaser (through access to the data room for this transaction) copies of due diligence materials related to the Property (collectively, "Site Information").  Purchaser has previously conducted all inspections of the Property that it deems necessary to investigate and plan for the use and development of the Property and has not conducted any invasive testing or boring or soil sampling.  Purchaser has previously restored any area of the Property disturbed by Purchaser to as near its original condition as reasonably possible. Purchaser acknowledges that the Property has been vacant for a period of time and there may have been numerous items of inoperable equipment and safety hazards present during Purchaser’s inspection.  PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS SELLER FROM ANY DAMAGES, LIABILITIES, OR CLAIMS FOR PROPERTY DAMAGE OR PERSONAL INJURY, INCLUDING ATTORNEYS' FEES AND COSTS, CAUSED BY PURCHASER, ITS EMPLOYEES, AGENTS, OR INDEPENDENT CONTRACTORS IN CONNECTION WITH THE PREVIOUS INSPECTION OF THE PROPERTY, OR THAT ARISE IN ANY WAY FROM PURCHASER’S OR ITS EMPLOYEES’, AGENTS’, OR INDEPENDENT CONTRACTOR’S EXERCISE OF ITS PRIOR RIGHTS OF ACCESS ONTO THE PROPERTY, OR THE CONDUCT OF SUCH TESTS.  The foregoing indemnification obligations shall specifically exclude damages, liabilities or claims relating to the value of the Property, repairs or corrections to be made on the Property or reporting obligations of Seller arising from discovery by Purchaser of any pre-existing condition on or about the Property; provided Purchaser shall continue to indemnify Seller with respect to any personal injuries or damage that arise as a result of any pre-existing conditions that are incurred by anyone in connection with Purchaser’s or Purchaser’s agents, contractors, employees or representatives inspecting the Property. Purchaser's indemnity obligations under this Section 5 will survive Closing or the termination of this Agreement.

Unless Seller specifically and expressly agrees otherwise in writing, or except as otherwise excluded under this Agreement, Purchaser agrees that (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser’s previous inspection rights; and (b) all information (collectively, the “Proprietary Information”) regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller’s agents or representatives is confidential and shall not be disclosed to any other person other than Purchaser’s respective directors, officers, employees, advised entities, equity and debt financing sources, accountants, auditors, custodians, agents, contractors, engineers, surveyors, attorneys, employees or other professional advisors (“Representatives”), and then only upon Purchaser making such Representatives aware of the confidentiality restriction and procuring such persons’ agreement to be bound thereby.  Purchaser agrees not to use and will use commercially reasonable efforts to not allow to be used any such Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the ownership, redevelopment and operation of the Property post-Closing.  Further, if the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees, that if so requested by Seller in writing, Purchaser shall return to Seller, or cause to be returned to Seller, all Proprietary Information and any Proprietary Information delivered to Purchaser by Seller via electronic transmission shall be destroyed or erased and written confirmation by Purchaser of such destruction/erasure shall be provided to Seller; provided, however, in lieu of delivering to Seller any attorney-client privileged communications or proprietary and confidential internally-generated work product and information (such as drafts, internal valuation studies, internal memoranda, financial projections, budgets and internal appraisals), Purchaser may destroy (and certify to Seller the destruction of) such work product and information.  Notwithstanding the foregoing, (i) the Purchaser may retain one copy of the Proprietary Information if required by law, regulation or mandated by prudent corporate policy, and will continue to treat the same in accordance with the terms of this Agreement, and (ii) with regard to Proprietary Information in electronic form which is difficult to extract or remove from backup media, Purchaser may retain the same and continue to treat such Proprietary Information in accordance with the terms of this Agreement.  Any such deliveries to Seller shall be made without any representation or warranty of any kind (including, without limitation, as to the accuracy or completeness of any such materials).  Proprietary Information shall not include any information which (a) now or hereafter becomes, through no fault of Purchaser, generally known or available; (b) is known by Purchaser, its agents, employees or contractors at the time of receiving such information as substantiated by reasonable documentation; (c) is legally furnished to Purchaser by a third party, as a matter of right and without restriction on disclosure; or (d) is independently developed by Purchaser without any breach of this Agreement.  In addition, Purchaser may disclose Proprietary Information as required by law or legal process or in connection with any legal proceeding; provided, to the extent permitted by applicable law, Purchaser shall give Seller prior written notice of any such disclosure.

SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE TRUTH, ACCURACY, COMPLETENESS, METHODOLOGY OF PREPARATION OR OTHERWISE CONCERNING ANY ENGINEERING OR ENVIRONMENTAL REPORTS OR ANY OTHER MATERIALS, DATA OR OTHER INFORMATION SUPPLIED TO PURCHASER IN CONNECTION WITH PURCHASER’S INSPECTION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE SITE INFORMATION (E.G., THAT SUCH MATERIALS ARE COMPLETE, ACCURATE OR THE FINAL VERSION THEREOF, OR THAT SUCH MATERIALS ARE ALL OF SUCH MATERIALS AS ARE IN SELLER’S POSSESSION).  IT IS THE PARTIES’ EXPRESS UNDERSTANDING AND AGREEMENT THAT ANY MATERIALS THAT PURCHASER IS ALLOWED TO REVIEW ARE PROVIDED ONLY FOR PURCHASER’S CONVENIENCE IN MAKING ITS OWN EXAMINATION AND DETERMINATION PRIOR TO THE DATE OF THIS AGREEMENT AS TO WHETHER IT

WISHES TO PURCHASE THE PROPERTY, AND, IN DOING SO, PURCHASER SHALL RELY ON ITS OWN INDEPENDENT INVESTIGATION AND EVALUATION OF EVERY ASPECT OF THE PROPERTY AND NOT ON ANY MATERIALS SUPPLIED BY SELLER.  PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE LIMITED REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, PURCHASER IS NOT RELYING ON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF SELLER AND IS RELYING SOLELY ON ITS OWN INVESTIGATIONS. PURCHASER EXPRESSLY DISCLAIMS ANY INTENT TO RELY ON ANY SUCH MATERIALS PROVIDED TO IT BY SELLER IN CONNECTION WITH ITS INSPECTION AND AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VERIFIED INFORMATION.

Purchaser's obligations under this Agreement are not conditioned on Purchaser's inspections during a feasibility period and Purchaser has no right to terminate this Agreement on such basis.

6. AS IS Sale.  THE PROPERTY IS BEING SOLD IN AN “AS IS, WHERE IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT AND AS OF CLOSING.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND IN ANY DOCUMENTS OR INSTRUMENTS TO BE DELIVERED BY SELLER AT CLOSING, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY PARTNER, MEMBER, OFFICER, DIRECTOR, SHAREHOLDER, PERSON, FIRM, AGENT, ATTORNEY OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO (I) THE CONDITION OR STATE OF REPAIR OF THE PROPERTY; (II) THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS, REGULATIONS OR ORDINANCES (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED AND THE REGULATIONS PROMULGATED THEREUNDER, ANY APPLICABLE ZONING, BUILDING OR DEVELOPMENT CODES); (III) THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL OF THE PROPERTY; (IV) ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, STATE OF REPAIR, COMPLIANCE, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE; OR (V) WHETHER THE PROPERTY CONTAINS ASBESTOS, RADON, LEAD BASED PAINT, MOLD, OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME.  THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY, INCLUDING ANY INFORMATION PROVIDED WITH RESPECT TO THE OPERATION THEREOF OR ANY OTHER ASPECT RELATED TO THE TRANSACTION CONTEMPLATED HEREBY, WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS MADE NO INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; THEREFORE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND IN ANY DOCUMENTS OR INSTRUMENTS TO BE DELIVERED BY SELLER AT CLOSING, SELLER MAKES NO REPRESENTATION AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION.  SELLER IS NOT LIABLE FOR OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION, OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, OR OTHER PERSON.  THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED INTO THIS AGREEMENT AND THE EXHIBITS HERETO ANNEXED, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT.  THE PARTIES FURTHER AGREE THAT THIS AGREEMENT HAS BEEN ENTERED INTO WITH THE

PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR FULL INVESTIGATION AND NEITHER PARTY IS RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT, THE EXHIBITS ANNEXED HERETO, OR THE CONVEYANCE INSTRUMENTS DELIVERED AT CLOSING.

PURCHASER, UPON CLOSING, WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES SELLER, SELLER’S AFFILIATES, THE PARTNERS, TRUSTEES, SHAREHOLDERS, MEMBERS, DIRECTORS, OFFICERS, ATTORNEYS, EMPLOYEES AND AGENTS OF EACH OF THEM, AND THEIR RESPECTIVE HEIRS, SUCCESSORS, PERSONAL REPRESENTATIVES AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL DEMANDS, CLAIMS (INCLUDING, WITHOUT LIMITATION, CAUSES OF ACTION IN TORT), LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN (COLLECTIVELY, “CLAIMS”), THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PROPERTY, THE PHYSICAL CONDITION THEREOF, OR ANY LAW OR REGULATION APPLICABLE THERETO (INCLUDING, WITHOUT LIMITATION, CLAIMS UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTION 6901, ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (49 U.S.C. SECTION 1801, ET SEQ.), THE HAZARDOUS TRANSPORTATION ACT (42 U.S.C. SECTION 6901, ET SEQ.), AND THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.).  WITHOUT LIMITING THE FOREGOING, PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND ALL OTHER RELEASEES FROM ANY AND ALL CLAIMS, MATTERS ARISING OUT OF LATENT OR PATENT DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS AFFECTING THE PROPERTY.  AS PART OF THE PROVISIONS OF THIS SECTION 6, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES AND REGULATIONS.  PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON OR ABOUT THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, PURCHASER SHALL NOT ASSERT ANY CLAIM AGAINST OR SEEK ANY CONTRIBUTION OR COST RECOVERY FROM SELLER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION.

IN NO EVENT DOES SELLER AGREE TO ASSUME ANY POST-CLOSING OBLIGATIONS WITH RESPECT TO THE PROPERTY EXCEPT ONLY FOR POST CLOSING OBLIGATIONS OF SELLER SET FORTH HEREIN THAT EXPRESSLY SURVIVE CLOSING OR SET FORTH IN ANY CONVEYANCE INSTRUMENT DELIVERED BY SELLER AT CLOSING.  PURCHASER HEREBY ACKNOWLEDGES THAT SELLER WOULD NOT AGREE TO SELL THE PROPERTY ON THE TERMS AND CONDITIONS THAT ARE SET FORTH IN THIS AGREEMENT IF PURCHASER DID NOT AGREE TO EACH AND EVERY PROVISION IN THIS SECTION 6. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS HAD PRIOR TO THE DATE OF THIS AGREEMENT SUFFICIENT OPPORTUNITY TO INSPECT THE PROPERTY FULLY AND COMPLETELY AT ITS

EXPENSE IN ORDER TO ASCERTAIN TO ITS SATISFACTION THE EXTENT TO WHICH THE PROPERTY COMPLIES WITH APPLICABLE ZONING, BUILDING, ENVIRONMENTAL, HEALTH AND SAFETY AND ALL OTHER LAWS, CODES AND REGULATIONS.  PURCHASER ACKNOWLEDGES THAT PURCHASER HAS HAD PRIOR TO THE DATE OF THIS AGREEMENT SUFFICIENT OPPORTUNITY TO REVIEW THE GROUND LEASE, CELL TOWER LEASE, EASEMENT AND OPERATING AGREEMENT, STORAGE SPACE LEASE, OTHER LEASES, EXPENSES AND OTHER MATTERS RELATING TO THE PROPERTY IN ORDER TO DETERMINE, BASED UPON ITS OWN INVESTIGATIONS, INSPECTIONS, TESTS AND STUDIES, WHETHER TO EXECUTE THIS AGREEMENT AND PURCHASE THE PROPERTY AND TO ASSUME SELLER’S OBLIGATIONS UNDER THE GROUND LEASE, CELL TOWER LEASE, EASEMENT AND OPERATING AGREEMENT, STORAGE SPACE LEASE, AND OTHERWISE WITH RESPECT TO THE PROPERTY.

Seller hereby advises the Purchaser that the Phase I Environmental Site Assessment for the Dallas Morning News, 508 Young Street, Dallas, Texas, prepared for A.H. Belo Corporation, by Terracon, dated December 22, 2016 and the Limited Site Investigation for the Dallas Morning News, 508 Young Street, Dallas, Texas, prepared for A.H. Belo Corporation, by Terracon, dated February 10, 2017 delivered to Purchaser indicate that there is likely asbestos and lead based paint on building materials and other hazardous materials within the improvements on the Property and that the Property formerly housed an on-site service station, has fill material from a historic Dallas fire and former on-site quarry, had a 12,000 gallon diesel underground storage tank, three former on-site Stoddard solvent USTs, a decommissioned on-site settling chamber, the potential for at least one other fuel storage tank, and that metals, PAHs, Volatile Organic Compounds, and petroleum have been identified in soil and/or groundwater at the Property and that undocumented fill may contain other contaminants.  Seller discloses all such items (including, but not limited to all matters reflected in Site Information) to Purchaser based on information provided to it by third parties and therefore makes no representation or warranty as to such matters or the completeness of such matters, and advises Purchaser to conduct its independent investigation as to such matters.

7. Assumption of Contracts.  Purchaser shall be required at Closing to assume all obligations of Seller accruing from and after the Closing Date under the Ground Lease, the Cell Tower Lease, the Easement and Operating Agreement, and the Storage Space Lease which first arise or accrue following the Closing.  Seller shall remain obligated following the Closing for the payment and performance of all obligations of Seller under the Ground Lease, the Cell Tower Lease, the Easement and Operating Agreement, and the Storage Space Lease that are required to be paid or performed on or before the date of the Closing but have not been fully paid or performed by such date.  With respect to the TXU utility contract and other contracts and agreements, other than the Ground Lease, the Cell Tower Lease, the Easement and Operating Agreement, and the Storage Space Lease, that relate exclusively to the operation and maintenance of the Property, the terms of which extend beyond midnight of the day preceding the Closing Date (the “Service Contracts”), Seller shall give notice of termination of such contract(s) upon Closing.

8. Zoning. It shall not be a condition to Closing that any zoning change or development approvals be made with respect to the Property.

9. Closing and Closing Date.  Subject to the conditions in this Agreement, the sale of the Property (the "Closing") will be held at the office of the Title Company on May 17, 2019 (the "Closing Date").  Seller and Purchaser agree to cooperate with one another to deliver documents in escrow to the Title Company in order to eliminate the need for representatives of Seller and Purchaser to attend the Closing.  Seller will deliver to Purchaser full and exclusive possession of the Property on the Closing Date, subject only to the Permitted Exceptions (as defined in Section 11).

Seller will execute and deliver to the Title Company (a) a special warranty deed with vendor’s lien (the "Deed") conveying fee simple title to the Property subject only to the Permitted Exceptions in the form attached hereto as Exhibit C hereto, (b) a bill of sale and assignment and assumption of contracts (the “Assignment of Contracts”) in the form of Exhibit D hereto, assigning the Ground Lease, Cell Tower Lease, Easement and Operating Agreement, and Storage Space Lease, (c) an owner's affidavit mutually acceptable to the Title Company and Seller, (d) an affidavit of Seller as required by Section 1445 of the Internal Revenue Code of 1986, as amended, (e) evidence of Seller's authority as reasonably required by the Title Company, (f) the information required for Purchaser to file IRS Form 1099‑S, (f) a notice letter addressed to the parties under the Ground Lease, Cell Tower Lease, Easement and Operating Agreement, or the Storage Space Lease, advising such parties of the transfer of the Property to Purchaser, in form and content mutually acceptable to Seller and Purchaser, and (g) any other documents required under this Agreement or deemed reasonably necessary by Purchaser, Seller, or the Title Company.

Purchaser will execute and deliver to the Title Company (a) the Assignment of Contracts, Note, and Deed of Trust, (b) evidence of Purchaser’s authority as reasonably required by the Seller or the Title Company, and (c) any other documents required under this Agreement or deemed reasonably necessary by Purchaser, Seller, or the Title Company.   Prior to Closing, Purchaser shall deposit the cash portion of the Purchase Price with the Title Company.  The form of Deed, Assignment of Contracts, Note, and Deed of Trust are attached to this Agreement.

It shall be a condition precedent to Purchaser’s obligations under this Agreement that on or before  Closing, Purchaser receive from each of the parties (other than Seller) under the Ground Lease, Easement and Operating Agreement, and the Storage Space Lease estoppel certificates in the forms attached as Exhibit E to this Agreement (collectively, the “Estoppel Certificates”).  For the avoidance of doubt, the delivery of an estoppel certificate with respect to the Cell Tower Lease shall not be condition precedent to Purchaser’s obligations under this Agreement.

10. Expenses and Prorations at the Closing.  Utility charges and any other amounts owed by Seller or paid under the Ground Lease, Cell Tower Lease, Easement and Operating Agreement, and Storage Space Lease, and normally and customarily prorated operating expenses as of the Closing Date shall be prorated as of the Closing Date.  Taxes for the Property will be prorated as of the date of the Closing based upon the most recently available information for the Property.  On receipt of the actual tax bills, Purchaser and Seller will promptly make adjustments as appropriate.  The portion of the taxes that are to be reimbursed by the tenant under the Ground Lease or the Belo Parcel Owner under the Easement and Operating Agreement will be separately prorated and if the taxes have been paid by Seller (or with respect to 2019 taxes, deducted from Seller’s proceeds on the closing statement at the Closing) but not yet reimbursed by the appropriate party under the Ground Lease, or Easement and Operating Agreement, Seller or Purchaser shall pay the prorated amount of any such reimbursement received under the Ground Lease or the Easement and Operating Agreement to the other party if and when Seller or Purchaser, as applicable, receives such reimbursement.  On the Closing Date, if any special assessment affects the Property, all unpaid installments of the assessment (other than those which will become due and payable after the Closing) will be paid by Seller.  The 2019 property tax assessed value for the Property is being protested by Seller under a contract with Ryan, LLC (“Ryan”) providing for a 30% contingency payment to Ryan on the amount of any tax savings (the “Ryan Contingency Fee”).  Seller and Purchaser agree that any amount to be paid for the Ryan Contingency Fee will be prorated as of the date of the Closing and the applicable party will reimburse the party paying the Ryan Contingency Fee for their portion of such fee.  Seller will keep Purchaser updated regarding the status of the protest and will not modify, amend, terminate or waive any provisions of Seller’s contract with Ryan, or reach any settlements with any tax authorities, without Purchaser’s prior written consent.

In addition, if after the Closing there is an adjustment or reassessment by any governmental authority for the year of the Closing or any prior year (whether in the nature of a "roll-back" tax or otherwise), any additional tax payment assessed on the Property for year of the Closing will be prorated between Purchaser and Seller.  Any additional tax payment for the Property for any year prior to the year of the Closing will be paid by Seller.

Seller will pay the recording fees with respect to the Deed and Seller's attorney's fees and expenses, and shall provide Purchaser a credit for the premiums for the base owner’s policy insuring Purchaser in the amount of the Purchase Price (but not any premiums or fees for endorsements or survey amendments).  Purchaser will pay the recording fees for the Deed of Trust, all title examination fees and premiums for the policy insuring Purchaser (subject to Seller’s credit in the prior sentence), the premiums for Seller’s mortgagee title insurance policy and endorsements, and Purchaser's attorney's fees and expenses.

The obligations of Seller and Purchaser in this Section 10 will survive the Closing.

11. Title; Survey; Existing Use Restrictions; Covenants of Seller.  Purchaser has previously examined title to the Property and a survey (the "Survey") of the Land.  The encumbrances disclosed by Purchaser's title examination or Survey, the Ground Lease, the Cell Tower Lease, the Easement and Operating Agreement, and the Storage Space Lease are referred to as the "Permitted Exceptions".

The deed from Seller to Purchaser will contain the legal description prepared from Seller's vesting deed.  If the Survey has a different legal description, Seller will deliver a quitclaim deed to Purchaser attaching the legal description from Purchaser's Survey.

Seller agrees that Seller will remove all Monetary Liens at or prior to Closing.  Seller agrees to accept title subject to the Permitted Exceptions.  “Monetary Liens” shall mean:  (i) any mortgage or deed of trust liens or security interests against the Property (other than the Seller Financing documents), (ii) judgment liens, (iii) real estate tax liens, other than liens for taxes and assessments not yet delinquent and (iii) mechanics’ liens and (iv) any other monetary liens.

If Seller fails to cure a Monetary Lien, such Monetary Lien shall be cured by the Title Company at Closing and the cost thereof charged to the Seller.

Until the earlier of the Closing Date or the termination of this Agreement, Seller covenants and agrees that Seller will not (i) materially change or alter the physical condition of the Property, (ii) grant, create, consent to, or modify any lease, encumbrance benefitting or burdening the Property, (iii) unless expressly provided in this Agreement, pursue or consent to any rezoning of the Land, or (iv) enter into any new contract, lease, license or similar agreement with respect to the Property which is not terminated by Seller at or prior to the Closing.

12. Representations and Warranties of Seller. Seller warrants and represents to Purchaser as follows:

(a)Seller owns fee simple title to the Property subject to matters of record and real property ad valorem taxes not yet delinquent.

(b)There is no litigation or proceeding pending or, to Seller's actual knowledge, threatened against Seller, which could have an adverse effect on the Property or Seller’s ability to consummate the transactions contemplated hereby.  There is no litigation or proceeding pending or, to Seller’s knowledge, threatened against or with respect to the Property.  No condemnation or eminent domain proceedings are now pending or to Seller’s actual knowledge threatened concerning the Property, and Seller has received no written notice addressed to Seller from any governmental or quasi-governmental agency or authority or potential condemnor concerning any right-of-way, utility or other taking which may affect the Property.

(c)All actions required to authorize the execution and performance of this Agreement by Seller have been taken, and this Agreement constitutes a valid and binding agreement, enforceable against Seller.  Except for the parties under the Ground Lease, Cell Tower Lease, Easement and Operating Agreement, and Storage Space Lease, no person or entity has any right or option to lease, occupy or acquire the Property.

(d)To Seller’s knowledge the Property is not and will not be subject to any reassessment due to a change in use of the Property or subject to any special assessments, whether or not presently a lien.  To Seller’s knowledge, the Property has not been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement or deferment of ad valorem taxes which, in such case, will result in additional, catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

(e)To Seller’s knowledge there is no existing violation of any ordinance, code, law, rule, requirement or regulation applicable to the Property that has not been cured.

(f)No default by Seller exists under any of the Ground Lease, Cell Tower Lease, Easement and Operating Agreement, and Storage Space Lease.

(g)Except for the Ground Lease, Cell Tower Lease, Easement and Operating Agreement and Storage Space Lease, there are no Service Contracts or other agreements, contracts, leases, licenses or other agreements in effect with respect to the Property which will remain in effect following the Closing.

(h)Seller has not entered into an amendment that has amended or modified the Cell Tower Lease.

Purchaser's obligations to acquire the Property are conditioned upon the representations remaining true and correct, in all material respects, as of the date of the Closing.  If Seller becomes aware that any of the representations and warranties become untrue or misleading in any material respect prior to the Closing, Seller will give prompt written notice to Purchaser, in which event, Purchaser may either waive such condition, in writing, or terminate this Agreement, in which event neither Seller nor Purchaser will have any further obligations under this Agreement, except as expressly set forth in this Agreement.  All of the representations and warranties will be reaffirmed by Seller as true and correct in all material respects as of the date of the Closing and will survive the Closing for nine (9) months. The aggregate liability of Seller for breach of any representations and warranties shall not exceed $1,000,000 (the "Cap"); and recovery of actual damages up to that amount is Purchaser’s sole and exclusive remedy for any such breach (subject to Section 14); provided, however, Seller shall have no liability to Purchaser for matters disclosed by Seller or discovered by Purchaser any of its representatives prior to Closing except as set forth in Section 14.  In addition, except as set forth in Section 14, Seller shall have no liability related to any representation or warranty made by Seller unless and until such liability exceeds $10,000 (the "Deductible") in the aggregate.  For matters disclosed or discovered prior to Closing, Purchaser’s sole rights and remedies shall be as set forth above in this paragraph and in Section 14.  Whenever a representation or warranty is made in this Agreement on the basis of the knowledge, best knowledge, or actual knowledge of Seller, such representation and warranty is made with the exclusion of any facts otherwise known or disclosed to Purchaser, and is made solely on the basis of the actual current knowledge without inquiry or investigation of Katy Murray; provided, however, that such individual shall have no personal liability with respect to any such representation or warranty.

Notwithstanding any of the foregoing to the contrary, with respect to the representation and warranty regarding the Cell Tower Lease set forth in subparagraph (h) above, (i) the Cap and the Deductible shall not be applicable and (ii) such representation and warranty will survive the Closing indefinitely

13. Warranties, Representations and Covenants of Purchaser. As of the Effective Date and as of Closing, Buyer hereby warrants and represents to Seller, and where indicated covenants, as follows:

(a)Organization; Authority.  Purchaser is an entity that is validly existing and in good standing under the laws of the State of Texas. Purchaser has full right, power and authority to enter into and perform this Agreement, the Note, and the Deed of Trust in accordance with their terms, and the persons executing this Agreement, the Note, and the Deed of Trust on behalf of Purchaser have been duly authorized to do so.

(b)No Untrue Statement. Neither this Agreement nor any exhibit nor any written statement furnished or to be furnished by Purchaser to Seller in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(c)OFAC. Purchaser (which, for this purposes of this Section 13 shall include its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) at its official website (http;//www.treas.gov/ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list (collectively, the “List”); (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) will not transfer or permit the transfer of any controlling interest in Purchaser to any person or entity who is, or any of whose beneficial owners are, listed on the List.

14. Defaults.  If Seller fails to comply with or perform any of its covenants, agreements and obligations under this Agreement, then, at Purchaser's option: (i) Purchaser will be entitled to terminate this Agreement as its sole option, or (ii) enforce Seller’s obligations to convey the Property by delivering written notice to Seller within forty-five (45) days after the scheduled Closing which describes such default and states Purchaser’s election to enforce specific performance and actually filing suit within ninety (90) days following the expiration of such 45-day period.

If Purchaser fails to purchase the Property in accordance with the terms of this Agreement, then Seller's sole and exclusive remedy for the default will be to terminate this Agreement.  Upon the termination, except as expressly provided in this Agreement to the contrary, all rights and obligations created under this Agreement will terminate and be of no further force or effect.  The provisions of this Section 14 will not limit Purchaser's obligations under any indemnity set forth in this Agreement.

If either Seller or Purchaser enforces the obligations of the other under this Agreement by instituting legal proceedings, then the non-prevailing party in any such proceedings will pay all out-of-pocket expenses actually incurred by the prevailing party, including court costs and reasonable attorneys' fees.

15. Casualty.

(a)If, prior to Closing, the Property is subject to a casualty event, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in Section 3, and Seller will, at Seller’s option, either: (a)  assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, up to the amount of the Purchase Price and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss, or (b) raze the improvements and remove all debris and retain any and all casualty insurance proceeds.  If necessary, the Closing may be extended for a reasonable time to allow Seller to remove the improvements.

16. Brokers. Purchaser and Seller acknowledge that JLL and TAG Realty  (collectively, the "Brokers") have acted as the only brokers in connection with the sale of the Property.  Seller shall pay Brokers in accordance with separate written agreements between the respective parties.  Seller will indemnify Purchaser against any claim for any real estate sales commission, finder's fees, or like compensation in connection with this transaction and arising out of any act or agreement of Seller, other than any claims asserted by a claim arising out of any act or agreement of Purchaser.  Likewise, Purchaser will indemnify Seller against any claim for any real estate sales commission, finder's fees or like compensation in connection with this transaction and arising out of any act or agreement of Purchaser, other than any claims asserted by the Broker.  Seller's indemnity and Purchaser's indemnity will survive the Closing or any termination of this Agreement.

17. Notices.  Notices given pursuant to this Agreement will be effective only if in writing and delivered (i) in person, (ii) by courier, (iii) by reputable overnight courier guaranteeing next business day delivery, (iv) by email, or (v) by United States certified mail, return receipt requested.  All notices will be directed to the other party at its address provided below or such other address as either party may designate by notice given in accordance with this Section 17.  Notices will be effective (i) in the case of personal delivery or courier delivery, on the date of delivery, (ii) if by overnight courier, one (1) business day after deposit with all delivery charges prepaid,  (iii) in the case of certified mail, the earlier of the date receipt is acknowledged on the return receipt for such notice or five (5) business days after the date of posting by the United States Post Office, and (iv) in the case of email, when send by email on a business day prior to 5:00 P.M. CT, with a receipt requested and a copy sent by one of the other notice methods.  The notice addresses for Seller and Purchaser are as follows:

If to Seller:The Dallas Morning News, Inc.

1954 Commerce Street

Dallas, Texas 75201

Attention:  General Counsel

Clarkin@ahbelo.com

With a copy to:Locke Lord LLP

2200 Ross Avenue, 28th Floor

Dallas, Texas 75201

Attn: Vicky Gunning

vgunning@lockelord.com

If to Purchaser:Charter DMN Holdings, LP

47 Highland Park Village, Suite 200

Dallas, Texas 75205

Attn: Ray Washburne

ray@washburne.com

With a copy to:Munsch Hardt Kopf & Harr, P.C.

500 N. Akard, Suite 3800

Dallas, Texas 75201

Attn: William T. Cavanaugh, Jr.

ccavanaugh@munsch.com

18. General Provisions.  No failure of either party to exercise any right given in this Agreement or to insist upon strict compliance with any obligation in this Agreement, and no custom or practice at variance with the terms of this Agreement, will constitute a waiver of either party's right to demand exact compliance with this Agreement.  The parties may waive any provision of this Agreement only by a writing executed by the party or parties against whom the waiver is sought to be enforced. This Agreement contains the entire agreement of the parties to this Agreement, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Agreement will be of any force or effect.  Any amendment to this Agreement will be binding on Seller and Purchaser only if the amendment is in writing and executed by both Seller and Purchaser.  The provisions of this Agreement will be for the benefit of and be binding upon Seller and Purchaser and their respective heirs, administrators, executors, personal representatives, successors and assigns.  Time is of the essence of this Agreement.  This Agreement and all amendments will be governed by and construed under the laws of the state in which the Land is located.  This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which taken together will constitute one and the same agreement.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all genders, the singular will include the plural and vice versa.  The headings inserted at the beginning of each section are for convenience only, and do not add to or subtract from the meaning of the contents of each section.  All exhibits attached to this Agreement are incorporated by reference into this Agreement.

19. Day for Performance.  Wherever there is a day or time period established for performance and the day or the expiration of such time period is a Saturday, Sunday or holiday, then the time for performance will be automatically extended to the next business day.

20. Survival of Provisions. This Agreement will survive the Closing for nine months as provided herein.

21. Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement is for any reason and to any extent determined to be invalid or unenforceable, then the remainder of this Agreement and the application of the provision to other persons or circumstances will not be affected but rather will be enforced to the greatest extent permitted by law.

22. Effective Date. The "Effective Date" is May 17, 2019.

23. No Public Disclosure.  Except to the extent necessary to comply with the requirements of (a) applicable laws, (b) any listing agreements with, or rules and regulations of, securities exchanges or (c) the rules, regulations or orders of any court or other governmental authority (including Seller’s public company reporting obligations), no party shall make or cause to be made, whether prior to or subsequent to the Closing, any press release or similar public announcement, communication or disclosure concerning the existence or subject matter of this Agreement unless approved in advance by Seller and Purchaser; provided, that with respect to any press release or similar public announcement, communication or disclosure for which advance approval is not required in accordance with the foregoing, to the extent practicable, reasonable notice and a copy of such release, announcement, communication or disclosure will be provided to Seller or Purchaser, as applicable, prior to issuing the same.  Notwithstanding the foregoing to the contrary, (a) each party shall be entitled to make disclosures concerning this Agreement and materials provided hereunder or delivered in connection herewith to its (a) officers, directors, lenders, attorneys, accountants, brokers, employees, agents and other service professionals, and in the case of Purchaser, to its Representatives, as may be reasonably necessary in furtherance of the transactions contemplated hereby or to whom disclosure is required on a “need to know” basis provided that such persons have been advised of the need to keep such information confidential and (b) Seller and its affiliates shall have the right to make public disclosure regarding the existence or subject matter of its Agreement including by Current Report on Form 8-K, by press release and/or by corporate presentation without notice to Purchaser.  The provisions of this Section 23 shall survive the Closing or earlier termination of this Agreement.

24. Attorney’s Fees. In the event of any litigation related to this Agreement, whether to enforce its terms, recover for default, or otherwise, if either party receives a judgment, settlement, or award in its favor (the "Receiving Party") against the other party (the "Paying Party") in such litigation, the Paying Party will pay upon demand all of the Receiving Party's costs, charges, and expenses (including but not limited to reasonable attorneys' fees actually incurred, court costs, and expert witness fees) arising out of such litigation (including the costs of any appeal related thereto).

25. Merger/Prior Agreements.   THIS AGREEMENT CONSTITUTES THE FINAL AGREEMENT BETWEEN THE PARTIES.  IT IS THE COMPLETE AND EXCLUSIVE EXPRESSION OF THE PARTIES' AGREEMENT ON THE MATTERS CONTAINED IN THIS AGREEMENT.  ALL PRIOR AND CONTEMPORANEOUS NEGOTIATIONS AND AGREEMENTS BETWEEN THE PARTIES ON THE MATTERS CONTAINED IN THIS AGREEMENT ARE EXPRESSLY MERGED INTO AND SUPERSEDED BY THIS AGREEMENT.  THE PROVISIONS OF THIS AGREEMENT MAY NOT BE EXPLAINED, SUPPLEMENTED, OR QUALIFIED THROUGH EVIDENCE OF TRADE USAGE OR A PRIOR COURSE OF DEALINGS.  IN ENTERING INTO THIS AGREEMENT, THE PARTIES HAVE NOT RELIED UPON ANY STATEMENT, REPRESENTATION, WARRANTY, OR AGREEMENT OF THE OTHER PARTY, EXCEPT FOR THOSE EXPRESSLY CONTAINED IN THIS AGREEMENT.  THERE IS NO CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT.

26. Headings/Captions.  The descriptive headings/captions of the sections and subsections of this Agreement are for convenience only, do not constitute a part of this Agreement, and do not affect this Agreement's construction or interpretation.

27. Third-Party Beneficiaries. This Agreement does not and is not intended to confer any rights or remedies upon any person or legal entity other than the signatories.
28. Waiver of Jury Trial. EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY 14

LAW IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

29. Assignment. Purchaser may not assign this Agreement without first obtaining Seller’s written consent.  Any assignment in contravention of this provision shall be void.  No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement.  Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.  If Purchaser requests Seller’s written consent to any assignment, Purchaser shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with the name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Purchaser has executed this Agreement under seal as of May 17, 2019.

“PURCHASER”

CHARTER DMN HOLDINGS, LP,
a Texas limited partnership

By:		Charter DMN GP, LLC,
a Texas limited liability company,
its General Partner

	By:	/s/ Ray W. Washburne
Ray W. Washburne, President

Federal Tax Identification Number of Purchaser:

84-1790769

IN ACCEPTANCE OF THIS AGREEMENT, Seller has executed this Agreement under seal as of May 17, 2019.

“SELLER”

THE DALLAS MORNING NEWS, INC.,
a Delaware corporation

By:	/s/ Katy Murray
Name:	Katy Murray
Title:	Treasurer and Assistant Secretary

Federal Tax Identification Number of Seller:

26-0358790

PROMISSORY NOTE

(Fixed Rate)

$22,400,000.00May 17, 2019

For value received, CHARTER DMN HOLDINGS, LP, a Texas limited partnership, as principal ("Borrower"), promises to pay to the order of THE DALLAS MORNING NEWS, INC., a Delaware corporation ("Lender") at 1954 Commerce Street, Dallas, Texas 75201, Attention:  Chief Financial Officer, or at such other address as Lender shall from time to time specify in writing, the principal sum of TWENTY-TWO MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($22,400,000.00), in legal and lawful money of the United States of America, with interest on the outstanding principal from the date advanced until paid at the rate set out below. Interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be, and for the actual number of days elapsed.  If Borrower or any individual or entity directly or indirectly controlling, controlled by, or under common control with Borrower shall execute a single lease of 200,000 or more square feet for commercial office space on any portion of the Property on or before May 17, 2020, Borrower shall be obligated to pay a development premium of $1,000,000 on the date of execution of such lease and the then outstanding principal amount of this Note will automatically increase by the amount of such premium on such date to evidence Lender’s deferral of immediate payment of the development premium and the rolling of such amount into this Note.

1. Payment Terms.  Interest shall be due and payable quarterly as it accrues on the 1st day of each July, October, January, and April of each calendar year, beginning July 1, 2019, and continuing regularly and quarterly thereafter until June 30, 2021 (the “Maturity Date”), when the entire amount hereof, principal and accrued interest then remaining unpaid shall then be due and payable; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited first to any collection costs, second to the discharge of the interest accrued and third to the reduction of the principal balance of this Note.

2. Interest Rate.  The unpaid principal balance of this Note shall bear interest prior to maturity (however such maturity is brought about) at (a) a fixed rate of three and one-half percent (3.5%) per annum from the date of this Note through June 30, 2020, and (b) four and one-half percent (4.5%) per annum from July 1, 2020 through the maturity of this Note.

3. Default Rate.  Principal and/or interest that is not paid when same become due and payable hereunder shall bear interest from the date due until paid at (a) the highest rate permitted by applicable law, or (b) if no such maximum rate is established by applicable law, at the rate stated above plus five percent (5%) per annum.

4. Prepayment.  Borrower reserves the right to prepay, prior to maturity, all or any part of the principal of this Note without notice, premium or penalty.  Any prepayments shall be applied first to accrued interest and then to principal.  All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. All partial prepayments of principal shall be applied to the last installments payable in their inverse order of maturity.

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5. Default.  It is expressly provided that upon (a) default in the punctual payment of this Note or any part hereof, principal or interest, as the same shall become due and payable; provided, no more than once in any twelve (12) month period, Lender shall provide written notice of such default to Borrower and it shall not be a default unless Borrower fails to cure such default within five (5) calendar days after written notice from Lender, or (b) the occurrence of an event of default specified in any of the other Loan Documents (as defined below) and the failure of such default to be cured within the grace or cure period, if any, applicable thereto under the Loan Documents,  the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorneys’ fees.

6. Joint and Several Liability; Waiver.  Each maker, signer, surety and endorser hereof, as well as all heirs, successors and legal representatives of said parties, shall be directly and primarily, jointly and severally, liable for the payment of all indebtedness hereunder.  Lender may release or modify the obligations of any of the foregoing persons or entities, or guarantors hereof, in connection with this loan without affecting the obligations of the others.  Except as specifically provided herein, all such persons or entities expressly waive presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by law, and diligence in the collection hereof; and agree to all renewals, extensions, indulgences, partial payments, releases or exchanges of collateral, or taking of additional collateral, with or without notice, before or after maturity.  No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note.

7. No Usury Intended; Usury Savings Clause.  In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by applicable law.  The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by applicable law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded.  To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from the Borrower hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

8. Security.  This Note is secured by, inter alia, a Deed of Trust, Security Agreement - Financing Statement from Borrower in favor of Vicky Pogue Gunning, Trustee for the benefit of the Lender (the “Deed of Trust”), covering certain real property situated in Dallas County, Texas, as more particularly described therein (the "Property").  This Note and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents."  The holder of this Note is entitled to the benefits and security provided in the Loan Documents.  As of the date of this Note, the only Loan Documents are this Note and the Deed of Trust, and related UCC-1 financing statements.

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9. Texas Finance Code.  In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note.  To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

10. Governing Law, Venue.  This Note is being executed and delivered, and is intended to be performed in the State of Texas.  Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.  In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas.

11. Purpose of Loan.   Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for purchase of the Property.

12. Captions. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

13. Assignment.  This Note will be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of Lender, assign or encumber any interests, rights, remedies, powers, duties, or obligations under this Note or any of the other Loan Documents.

14. George Dahl Building.  Until this Note has been fully paid and satisfied, Borrower will not, and will not permit any other party to, directly or indirectly, demolish the George Dahl former Dallas Morning News headquarters five story building on the Property, or modify in any way the exterior of such building.  This restriction shall not apply to the former printing building which is currently attached to the former headquarters building.  Exterior improvements to the rear of the headquarters building that may be required as a result of a printing building demolition are permitted.

15. Ownership Representation.  Borrower represents and warrants to Lender that as of the date of this Note,  Ray W. Washburne is in Control (as defined in the Deed of Trust) of Borrower and the sole general partner of Borrower is Charter DMN GP, LLC, a Texas limited liability company, an entity Controlled by Ray W. Washburne.  The ownership of the Borrower and the ultimate owners of all constituent entities comprising the general partner and limited partners of Borrower are as provided in the capitalization schedule certified by Borrower and delivered to Lender on the date of this Note.  As provided in the Deed of Trust, upon the sale or transfer of all or any part of the Property or a Change in Control (as defined in the Deed of Trust) of Borrower Lender may declare this Note to be immediately due and payable.

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16. Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing, and shall be deemed to be given or delivered when actually received by the party to whom directed, or, if earlier and regardless of whether actually received, on the date of delivery if by personal delivery, one business day after deposit with the overnight delivery service if by reputable overnight courier service, or upon deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the party to whom directed at its address set forth below or at such other address as such party may have previously specified by notice actually received by the other party:

If to Borrower:	Charter DMN Holdings, LP 47 Highland Park Village, Suite 200 Dallas, Texas 75205 Attn: Ray W. Washburne
With a copy to:	Munsch Hardt Kopf & Harr, P.C. 500 N. Akard, Suite 3800 Dallas, Texas 75201 Attn: William T. Cavanaugh, Jr.
If to Lender:	The Dallas Morning News, Inc. 1954 Commerce Street Dallas, Texas 75201 Attention: General Counsel
With a copy to:	Locke Lord LLP 2200 Ross Avenue, 28th Floor Dallas, Texas 75201 Attn: Vicky Gunning

BORROWER:

CHARTER DMN HOLDINGS, LP,
a Texas limited partnership

By:		Charter DMN GP, LLC,
a Texas limited liability company,
its General Partner

	By:	/s/ Ray W. Washburne
Ray W. Washburne, President

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